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                                                            EXHIBIT NO. 99.1(h)

                               MFS SERIES TRUST I

                           CERTIFICATION OF AMENDMENT
                          TO THE DECLARATION OF TRUST

                         ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

         Pursuant to Sections 6.9 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the "Declaration"), of MFS Series Trust I, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Cash Reserve Fund, a series of the Trust, to create two additional classes of shares, within the meaning of Section 6.10, as follows:

         1. The additional classes of Shares are designated "Class I Shares" and "Class R Shares";

         2. Class I Shares and Class R Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class I Shares and Class R Shares, the method of determination of the net asset value of Class I Shares and Class R Shares, the price, terms and manner of redemption of Class I Shares and Class R Shares, and relative dividend rights of holders of Class I Shares and Class R Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

         4. All shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of January 25, 2007, and further certify, as provided by the provisions of
Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


ROBERT E. BUTER                             LAWRENCE T. PERERA
------------------------------------        ------------------------------------
Robert E. Butler                            Lawrence T. Perera
804 W. Park Avenue                          18 Marlborough Street
State College PA  16803                     Boston MA  02116


LAWRENCE H. COHN                            ROBERT C. POZEN
------------------------------------        ------------------------------------
Lawrence H. Cohn                            Robert C. Pozen
45 Singletree Road                          9 Arlington Street
Chestnut Hill MA  02467                     Boston MA 02116


DAVID H. GUNNING                            J. DALE SHERRATT
------------------------------------        ------------------------------------
David H. Gunning                            J. Dale Sherratt
2571 N. Park Blvd.                          86 Farm Road
Cleveland Heights OH  44106                 Sherborn MA  01770


WILLIAM R. GUTOW                            LAURIE J. THOMSEN
------------------------------------        ------------------------------------
William R. Gutow                            Laurie J. Thomsen
3 Rue Dulac                                 235 Nashawtuc Road
Dallas TX  75230                            Concord MA 01742


MICHAEL HEGARTY                             ROBERT W. UEK
------------------------------------        ------------------------------------
Michael Hegarty                             Robert W. Uek
177 Old Briarcliff Road                     536 Tierra Mar Lane
Briarcliff Manor NY  10510                  Naples FL  34108


J. ATWOOD IVES
------------------------------------
J. Atwood Ives
17 West Cedar Street
Boston MA  02108


ROBERT J. MANNING
------------------------------------
Robert J. Manning
13 Rockyledge Road
Swampscott MA  01907